Exhibit 4.1

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of [_____], 2021 (the “Effective Date”) is entered into by and among Chobani Inc., a Delaware corporation (the “Company”), FHU US Holdings, LLC (the “Initial Founder Stockholder”) and Healthcare of Ontario Pension Plan Trust Fund (the “Initial HOOPP Stockholder”).

RECITALS

WHEREAS, the Company anticipates conducting an underwritten initial public offering (the “IPO”) of shares of Class A Common Stock (as defined below); and

WHEREAS, in connection with, and effective upon, the closing of the IPO, the Company and the Principal Stockholders have entered into this Agreement to set forth certain understandings among themselves, including with respect to certain corporate governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms will have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Bylaws” means the Company’s bylaws, as they may be amended from time to time.

“Canada Operations Date” has the meaning set forth in Section 3.1(a).

“Certificate of Incorporation” means the Company’s amended and restated certificate of incorporation, as it may be amended from time to time.

“CGH” means Chobani Global Holdings, LLC.

“Chobani Charitable Return Contribution” has the meaning set forth in Section 3.1(a).

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.001 per share, of the Company.

“Common Stock” means, collectively, Class A Common Stock and Class B Common Stock.

“Company” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 6.10(a).

“control” means, for the purposes of the definition of “Affiliate”, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Demand Registration” means a written request to the Company from the HOOPP Stockholder pursuant to Section 4.1(a) that the Company file a Registration Statement under the Securities Act covering the registration for the offer and sale of all or part of the Registrable Securities.

“Effective Date” has the meaning set forth in the preamble.

“Equity Securities” means, as applicable, (a) any capital stock, partnership or limited liability company interests or other share capital, (b) any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or limited liability company interests or other share capital or containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership or limited liability company interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, partnership or limited liability company interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any Equity Securities issued or issuable with respect to the securities referred to in clauses (a) through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption), spouses of brothers and sisters (whether by blood or by adoption), and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) and spouses of brothers and sisters (whether by blood or by adoption) are beneficiaries.

“Form S-3” has the meaning set forth in Section 4.1(a)(i).

“Founder” means Hamdi Ulukaya.

“Founder Common Units” means the Common Units of FHU US Holdings, LLC held by the Founder Stockholder on June 27, 2018 and any other Equity Securities received by the Founder Stockholder or any of its Affiliates in respect of such Common Units in any redemption, split, combination, conversion, recapitalization or similar transaction.

“Founder Observer” has the meaning set forth in Section 2.1(d).

“Founder Stockholder” means, collectively, (i) the Initial Founder Stockholder and (ii) each of its Permitted Transferees, in each case, only so long as such Person continues to hold Founder Common Units or Common Stock. All determinations by the Founder Stockholder shall be made by the holders of a majority of the shares of Common Stock held by the Founder Stockholder.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, tax, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body.

“HOOPP Class B Preferred Units” means the Class B Preferred Units of FHU US Holdings, LLC issued to the HOOPP Stockholder on June 27, 2018 and any other Equity Securities received by the HOOPP Stockholder or any of its Affiliates in respect of such Class B Preferred Units in any redemption, split, combination, conversion, recapitalization or similar transaction, including the shares of Class A Common Stock received by the HOOPP Stockholder in connection with the IPO as set forth on the Master Schedule. For the avoidance of doubt, the Master Schedule shall include all Class A Common Stock sold by the HOOPP Stockholder in connection with the IPO.

“HOOPP Demand Date” means (x) if the HOOPP Stockholder has not received cash inflows with respect to the HOOPP Preferred Units in excess of $400,000,000, the second anniversary of the closing of the IPO, or (y) in all other events, after the third anniversary of the closing of the IPO.

“HOOPP Designee” has the meaning set forth in Section 2.1(a).

“HOOPP IRR Hurdle” has the meaning set forth in Section 3.1.

“HOOPP Observer” has the meaning set forth in Section 2.1(c).

“HOOPP Ownership Threshold” has the meaning set forth in Section 2.1(a).

“HOOPP Preferred Units” means the Preferred Units of FHU US Holdings, LLC issued to the HOOPP Stockholder on June 27, 2018 and any other Equity Securities received by the HOOPP Stockholder or any of its Affiliates in respect of such Preferred Units in any redemption, split, combination, conversion, recapitalization or similar transaction, including the shares of Class A Common Stock received by the HOOPP Stockholder in connection with the IPO as set forth on the Master Schedule. For the avoidance of doubt, the Master Schedule shall include all Class A Common Stock sold by the HOOPP Stockholder in connection with the IPO.

“HOOPP Stockholder” means the Initial HOOPP Stockholder and each of its Permitted Transferees only so long as such Permitted Transferee continues to hold Common Stock or any Equity Securities into which the Common Stock is converted or exchanged and that Permitted Transferee continues to be wholly-owned by the Initial HOOPP Stockholder.

“Initial Founder Stockholder” has the meaning set forth in the preamble.

“Initial HOOPP Stockholder” has the meaning set forth in the preamble.

“Internal Rate of Return” means, with respect to each HOOPP Class B Preferred Unit (or any portion thereof) as of any time of determination, a specified internal rate of return that, when used as a discount rate, causes the sum of the present value of all of the cash outflows with respect to such HOOPP Class B Preferred Unit (or portion thereof) to equal the sum of the present value of all cash inflows with respect to such HOOPP Class B Preferred Unit (or portion thereof) as of such time of determination (other than Make-Whole Payments). In determining the Internal Rate of Return, the following shall apply: (i) each determination of Internal Rate of Return shall be expressed on an annually compounded basis; (ii) all amounts received shall be based on the amount received prior to the application of any U.S. federal, state or local taxation to the HOOPP Stockholder (including any withholding or deduction requirements), shall exclude all Make-Whole Payments and shall include any cash received pursuant to the Tax Receivable Agreement with respect to such HOOPP Class B Preferred Unit (or portion thereof) (provided, that any cash received pursuant to the Tax Receivable Agreement shall be allocated pro rata amongst all HOOPP Preferred Units, including any HOOPP Preferred Units sold by the HOOPP Stockholder prior to the time that such cash is received by the HOOPP Stockholder); and (iii) the Internal Rate of Return calculations shall use the methodology of the XIRR function of the Microsoft Excel computer program (with daily cash inflows and daily cash outflows), or its functional equivalent, but shall be expressed on an annually compounded basis.

“IPO” has the meaning set forth in the recitals.

“IPO Closing Date” has the meaning set forth in Section 5.1.

“Law” means any applicable statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Make-Whole Payment” has the meaning set forth in that certain Fifth Amended and Restated Limited Liability Company Agreement of the Initial Founder Stockholder, dated as of May 22, 2020.

“Managing Underwriter” means any representative of the underwriters conducting an Underwritten Offering.

“Master Schedule” means the schedule attached hereto as Exhibit B.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors have in such capacity) necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to shares of Common Stock or other securities entitled to vote with respect to such specified result, (b) causing members of the Board (to the extent such members were designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (c) executing agreements and instruments and (d) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Observer Agreement” has the meaning set forth in Section 2.1(c).

“Permitted Transferee” means for (a) any Principal Stockholder that is an individual, (i) such Principal Stockholder’s Family Members, (ii) any trust or custodianship, the beneficiaries of which include only such Principal Stockholder and/or such Principal Stockholder’s Family Members, (iii) any partnership, corporation or limited liability company (A) with respect to which all of the outstanding equity interests are beneficially owned solely by such Principal Stockholder and/or such Principal Stockholder’s Family Members and (B) with respect to which such Principal Stockholder is the sole manager or managing member (if a limited liability company) or the sole general partner (if a limited partnership) or otherwise has the sole power to direct or cause the direction of the management and policies, directly or indirectly, of such entity, whether through the ownership of voting securities, by contract or otherwise, or (iv) upon the death of such Principal Stockholder, his or her executors, administrators, heirs, devisees, testamentary trustees, legatees or beneficiaries, (b) the Initial Founder Stockholder and any Person to whom Common Stock is Transferred by the Initial Founder Stockholder as a “Permitted Transferee” in accordance with this Agreement, (i) the Founder, (ii) the Founder’s Family Members, (iii) any trust or custodianship, the beneficiaries of which include only the Founder and/or the Founder’s Family Members, and (iv) TENT Foundation (clauses (i) through clause (iv) together with the Initial Founder Stockholder, the “Founder Related Party Transferees”) and (v) any Affiliate of a Founder Related Party Transferee that is directly or indirectly wholly-owned by one or more of the Founder Related Party Transferees, and (c) the Initial HOOPP Stockholder and any Person to whom Common Stock is Transferred by the Initial HOOPP Stockholder as a “Permitted Transferee” in accordance with this Agreement, any of the Affiliates of the Initial HOOPP Stockholder that is directly or indirectly wholly-owned by the Initial HOOPP Stockholder.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Principal Stockholders” means the HOOPP Stockholder and the Founder Stockholder.

“Proceeding” has the meaning set forth in Section 6.7.

“Registrable Securities” means all shares of Class A Common Stock and all shares of Class A Common Stock issued or issuable upon conversion of any Equity Securities held by any holder of shares of Common Stock; provided, that a Registrable Security shall cease to be a Registrable Security at such time as the holder thereof is entitled to sell such Registrable Security within six months under Rule 144 without restriction as to volume or manner of sale or otherwise without restriction under the Securities Act; provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

“Registration Statement” means a registration statement filed by the Company pursuant to the Securities Act, including any “shelf” registration, but excluding a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale by the Company to its management pursuant to any employee stock plan or other employee benefit plan arrangement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selected Courts” has the meaning set forth in Section 6.7.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of [•], 2021, entered into by and among the Company, CGH, each of the parties thereto identified as a “TRA Holder” or the “TRA Representative” and each of the successors and assigns thereto.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of Law. The terms “Transferred” and “Transferring” have correlative meanings.

“Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

“US Children’s Charity” has the meaning set forth in Section 3.1(a).

“Valid Business Reason” has the meaning set forth in Section 4.5.

1.2 Rules of Construction.

(a) Unless the context requires otherwise: (i) any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import will be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and will have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute will include all rules and regulations promulgated thereunder, and references to any law or statute will be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c) This Agreement will be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted.

ARTICLE II

GOVERNANCE MATTERS

2.1 Board Designees.

(a) For so long as the HOOPP Stockholder owns at least 25% of the HOOPP Preferred Units as set forth on the Master Schedule (as adjusted for stock splits, combinations, reclassifications and similar transactions) (the “HOOPP Ownership Threshold”), the Company shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected one director designated for nomination by the HOOPP Stockholder to serve on the Board (the “HOOPP Designee”). The initial HOOPP Designee shall be Jim Walker and any subsequent HOOPP Designee shall be reasonably acceptable to the Founder. Each of the Principal Stockholders agrees with the Company that it shall vote or caused to be voted all of the shares of Common Stock beneficially owned by such holder in favor of the HOOPP Designee at each annual or special meeting of stockholders at which the HOOPP Designee is nominated for election. The Company agrees that, in addition to the foregoing, to the fullest extent permitted by applicable law (including any applicable fiduciary duties), taking all Necessary Action to effectuate the above will include, among other things and as applicable, (A) nominating and recommending the HOOPP Designee to be elected as a director and included in the slate of nominees in the class to be elected or appointed to the Board at the next (and each applicable subsequent) annual or special meeting of stockholders, (B) recommending that stockholders vote in favor of the HOOPP Designee, (C) not nominating in the slate of nominees to be elected or appointed at any such meeting more than the number of nominees to be so elected at such meeting and (D) soliciting proxies or consents in favor of the HOOPP Designee. For the avoidance of doubt, the rights granted to the HOOPP Stockholder to designate members of the Board are additive to, and not intended to limit in any way, the rights that the HOOPP Stockholder may have to nominate, elect or remove directors under the Certificate of Incorporation, the Bylaws or the Delaware General Corporation Law.

(b) Subject to Section 2.1(a), the HOOPP Stockholder shall have the exclusive right to (i) request the removal of the HOOPP Designee from the Board in accordance with the Certificate of Incorporation and the Bylaws, and the Company shall, and each of the Principal Stockholders agrees with the Company to, take all Necessary Action to cause the removal (whether for or without cause) of the HOOPP Designee at the request of the HOOPP Stockholder and (ii)

designate a director for nomination and election to the Board to fill the vacancy (for the remainder of the then current term) created by reason of death, disability, removal or resignation or otherwise of the HOOPP Designee to the Board, and the Company shall, and each of the Principal Stockholders agrees with the Company to, take all Necessary Action to cause any such vacancy to be filled by a replacement HOOPP Designee nominated by the HOOPP Stockholder as promptly as reasonably practicable.

(c) For so long as the HOOPP Stockholder holds Equity Securities representing at least the HOOPP Ownership Threshold, the HOOPP Stockholder shall have the right to appoint one director, manager, officer or employee of the HOOPP Stockholder as an observer to the Board (the “HOOPP Observer”). The initial HOOPP Observer shall be Janice Topp and any subsequent designee reasonably acceptable to the Founder. The HOOPP Observer shall have the right to: (i) notice of meetings of the Board and any significant actions of the Company or any Subsidiary at the same time as the members of the Board receive such notice, (ii) attend and participate as a non-voting observer in all meetings of the Board, and (iii) access to the same information provided to the members of the Board at the same time as the members of the Board; provided, that the HOOPP Observer shall (x) not be counted for purposes of determining whether a quorum is present at any meeting of the Board or any committee thereof, (y) not have the right to vote on any matter brought before the Board or any committee thereof or to participate in any action by unanimous written consent in lieu of a meeting of the Board or any committee thereof (and no vote or consent of the HOOPP Observer shall be required for purposes of determining whether any matter has been approved by the Board or any committee thereof), and (z) not be entitled to any other rights or powers of directors under the Certificate of Incorporation, the Bylaws, the Delaware General Corporation Law, applicable Law or any other agreement to which the Company is a party. Notwithstanding any of the foregoing, the Company shall not be obligated to provide the HOOPP Observer with access to any information, materials or meetings (or portions thereof) if the Board reasonably determines that the exclusion of the HOOPP Observer is reasonably necessary to (a) preserve attorney-client privilege or protect highly confidential information or (b) avoid a conflict of interest between the Company and the HOOPP Stockholder or any of its Affiliates or breach of contractual or other legal obligations. The HOOPP Observer shall (i) keep all information received pursuant to the rights granted by this Agreement confidential in accordance with Section 6.10 and execute the acknowledgement attached hereto as Exhibit A (the “Observer Agreement”), (ii) not use such information in any way or for any purpose other than to assist the HOOPP Stockholder in evaluating and managing its investment in the Company and (iii) not disclose such information to any third-party except in accordance with Section 6.10 and confidentiality agreement referred to in the foregoing clause (i). The HOOPP Stockholder shall be liable for any breaches of the Observer Agreement by the HOOPP Observer. As long as the HOOPP Stockholder is entitled to appoint the HOOPP Observer in accordance with this Section 2.1(c), the HOOPP Stockholder shall be entitled to direct the replacement of the HOOPP Observer for any reason and at any time by delivering notice in writing or by electronic transmission of such replacement to the Company, which such replacement shall take effect at the time specified in such notice.

(d) Until the Sunset (as defined in the Certificate of Incorporation), the Founder Stockholder shall have the right to appoint one individual as an observer to the Board (the “Founder Observer”). The initial Founder Observer shall be Richard Powell. The Founder Observer shall have the right to: (i) notice of meetings of the Board and any significant actions of the Company or any Subsidiary at the same time as the members of the Board receive such notice, (ii) attend and participate as a non-voting observer in all meetings of the Board, and (iii) access to the same information provided to the members of the Board at the same time as the members of the Board; provided, that the Founder Observer shall (x) not be counted for purposes of determining whether a quorum is present at any meeting of the Board or any committee thereof, (y) not have the right to vote on any matter brought before the Board or any committee thereof or to participate in any action by unanimous written consent in lieu of a meeting of the Board or any committee thereof (and no vote or consent of the Founder Observer shall be required for purposes of determining whether any matter has been approved by the Board or any committee thereof), and (z) not be entitled to any other rights or powers of directors under the Certificate of Incorporation, the Bylaws or the Delaware General Corporation Law, applicable Law or any other agreement to which the Company is a party. Notwithstanding any of the foregoing, the Company shall not be obligated to provide the Founder Observer with access to any information, materials or meetings (or portions thereof) if the Board reasonably determines that the exclusion of the Founder Observer is reasonably necessary to (a) preserve attorney-client privilege or protect highly confidential information or (b) avoid a conflict of interest between the Company and the Founder Stockholder or any of its Affiliates or breach of contractual or other legal obligations. The Founder Observer shall (i) keep all information received pursuant to the rights granted by this Agreement confidential in accordance with Section 6.10 and execute the Observer Agreement, (ii) not use such information in any way or for any purpose other than to assist the Founder Stockholder in evaluating and managing its investment in the Company and (iii) not disclose such information to any third-party except in accordance with Section 6.10 and the confidentiality agreement referred to in the foregoing clause (i). The Founder Stockholder shall be liable for any breaches of the Observer Agreement by the Founder Observer. As long as the Founder Stockholder is entitled to appoint the Founder Observer in accordance with this Section 2.1(d), The Founder Stockholder shall be entitled to direct the replacement of the Founder Observer for any reason and at any time by delivering notice in writing or by electronic transmission of such replacement to the Company, which such replacement shall take effect at the time specified in such notice.

(e) For greater certainty, although the obligations set forth in this Agreement are binding upon the parties hereto and any failure to comply herewith will constitute a breach of this Agreement, this Section 2.1 does not amend the voting rights of any class of Common Stock set forth under the Certificate of Incorporation.

2.2 Consent Rights. Until the earlier of (x) the Sunset (as defined in the Certificate of Incorporation) and (y) the date on which the Founder no longer serves as an employee, director or executive of the Company or director on the Board, in addition to any vote required by law or the applicable governing documents, the Company shall not take, and shall take all Necessary Action to cause its Subsidiaries not to take, directly or indirectly (whether by amendment, merger, consolidation, reorganization or otherwise), any of the following actions without the prior written consent of the Founder or his designee, which consent may be withheld for any reason or no reason:

(a) increase or decrease the size of the Board (provided, that the Board shall initially have seven directors);

(b) elect any individual to fill a vacancy on the Board (other than a vacancy in respect of the HOOPP Designee, which shall be filled in accordance with Section 2.1(b)); or

(c) call any special meeting of the stockholders.

2.3 Information Rights. Until the Sunset, the Company shall cause CGH to provide to the Founder Stockholder (in each case, to the extent (x) not already publicly available or made available to the Founder Observer and (y) prepared by CGH or the Company in the ordinary course):

(a) as soon as available before the beginning of each fiscal year beginning after the Effective Date, an annual budget of CGH and its Subsidiaries for such fiscal year; and

(b) as soon as available, and in any event with 45 days after the end of each calendar month following the Effective Date, the unaudited consolidated balance sheet of CGH and its Subsidiaries as at the end of such calendar month and the consolidated statements of income, cash flows and changes in members’ equity for such calendar month and the portion of the fiscal year then ended of CGH and its Subsidiaries.

ARTICLE III

COVENANTS

3.1 Charitable Giving. Once the HOOPP Stockholder has received in cash an Internal Rate of Return equal to 15% on a HOOPP Class B Preferred Unit (or portion thereof) (with respect to each HOOPP Class B Preferred Unit (or portion thereof), the “HOOPP IRR Hurdle”), the HOOPP Stockholder agrees to donate:

(a) 5% of the cash amount (other than Make-Whole Payments) received by the HOOPP Stockholder in respect of such HOOPP Class B Preferred Unit (or portion thereof) in excess of the cash amount required to achieve the HOOPP IRR Hurdle with respect to such HOOPP Class B Preferred Unit (or portion thereof) (the “Chobani Charitable Return Contribution”) to a U.S.-based charity related to childhood hunger and/or school lunch programs to be mutually agreed by the Founder Stockholder and the HOOPP Stockholder (a “US Children’s Charity”); provided, however, that, if the Company or any of its Affiliates establishes business operations in Canada (the date such operations are established, the “Canada Operations Date”), 15% of the Chobani Charitable Return Contribution to be donated after the Canada Operations Date shall be donated to a charity related to childhood hunger and/or school lunch programs for low income children in Canada to be mutually agreed by the Founder Stockholder and the HOOPP Stockholder (with the remaining 85% of the Chobani Charitable Return Contribution to be donated after the Canada Operations Date to a US Children’s Charity); provided, further, that the Chobani Charitable Return Contribution will be attributed to the HOOPP Stockholder and the Company in a manner mutually agreed upon by the HOOPP Stockholder and the Company; and

(b) 5% of the cash amount (other than Make-Whole Payments) received by the HOOPP Stockholder in respect of such HOOPP Class B Preferred Unit (or portion thereof) in excess of the cash amount required to achieve the HOOPP IRR Hurdle with respect to such HOOPP Class B Preferred Unit (or portion thereof) to The Tent Partnership for Refugees or such other charity as mutually determined by the Founder Stockholder and the HOOPP Stockholder; provided, further, that such payment will be attributed to the HOOPP Stockholder and the Company in a manner mutually agreed upon by the HOOPP Stockholder and the Company.

3.2 Management Participation. Once the HOOPP IRR Hurdle has been met with respect to a HOOPP Class B Preferred Unit (or portion thereof), the HOOPP Stockholder shall distribute or otherwise transfer 5% of the cash amount (other than Make-Whole Payments) received by the HOOPP Stockholder in respect of such HOOPP Class B Preferred Unit (or portion thereof) in excess of the cash amount required to achieve the HOOPP IRR Hurdle with respect to such HOOPP Class B Preferred Unit (or portion thereof) to certain members of management of the Company and its Subsidiaries (other than the Founder) as determined by the Founder Stockholder in its sole discretion. The Founder Stockholder and the Company shall cooperate in good faith with the HOOPP Stockholder to structure such distribution or transfer in a manner that will cause such payments to be deductible by the HOOPP Stockholder for U.S. federal (and applicable state and local) income tax purposes.

3.3 HOOPP IRR Hurdle. Notwithstanding anything contained herein to the contrary, upon (i) each Transfer of a HOOPP Class B Preferred Unit (or portion thereof) by the HOOPP Stockholder for cash proceeds (other than to a Permitted Transferee), the HOOPP IRR Hurdle shall be tested, and the HOOPP Stockholder shall be required to make donations or distributions, if any, pursuant to Section 3.1 or Section 3.2, as applicable, with respect to such HOOPP Class B Preferred Unit (or portion thereof); and (ii) any cash payment to the HOOPP Stockholder under the Tax Receivable Agreement, the HOOPP IRR Hurdle shall be tested again for each HOOPP Class B Preferred Unit (or portion thereof) Transferred (other than to a Permitted Transferee) prior to the date of such cash payment, and the HOOPP Stockholder shall be required to make donations or distributions, if any, pursuant to Section 3.1 or Section 3.2, as applicable, and in accordance with Section 3.5 with respect to all such HOOPP Class B Preferred Units Transferred by the HOOPP Stockholder.

3.4 HOOPP Transfer Notification. Promptly (and, in any event, within 15 days thereof) following any Transfer of a HOOPP Class B Preferred Unit (or portion thereof), the HOOPP Stockholder shall (i) notify the Company and the Founder Stockholder of such Transfer and the details of such Transfer (including the consideration received by the HOOPP Stockholder in such Transfer) and (ii) other than Transfers to a Permitted Transferee, make the donations or distributions, if any, required to be made pursuant to, and in accordance with, Section 3.1 or Section 3.2, as applicable.

3.5 Tax Receivable Payments. For clarity only and without duplication of Section 3.3(ii), promptly following any cash payment to the HOOPP Stockholder under the Tax Receivable Agreement, the HOOPP Stockholder (in cooperation with the Company) shall (x) determine if any donations or distributions are required to be made pursuant to Section 3.1 or Section 3.2, as applicable, (y) provide the Company with documentation supporting the calculation of any such donations or distributions (including, to the extent applicable, documentation supporting any determination that no such donations or distributions are required), and (z) promptly make any required payments (and, in any event, within 15 days of such determination).

ARTICLE IV

REGISTRATION RIGHTS

4.1 Demand Registration; Piggyback Registration.

(a) Form S-3 Demand.

(i) Subject to Section 4.1(c) and Section 4.5, if, following the HOOPP Demand Date, the Company receives a Demand Registration pursuant to this Section 4.1(a)(i) from the HOOPP Stockholder for the filing of a Form S-3 Registration Statement (or other short form registration then available) (a “Form S-3”) with respect to Registrable Securities held by the HOOPP Stockholder having an anticipated gross aggregate offering price of at least $250,000,000, then within 180 days after the date such request is given by the HOOPP Stockholder, the Company shall file a Form S-3 for the registration under the Securities Act of all Registrable Securities which the HOOPP Stockholder has requested be registered, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement. The Company shall use its reasonable best efforts to obtain effectiveness of such Form S-3, and the registration of such Registrable Securities under the Securities Act, as promptly as practicable following such filing and to maintain such effectiveness for the lesser of six months or until all the Registrable Securities registered on such Form S-3 have been sold.

(ii) Subject to Section 4.1(c) and Section 4.5, if, at any time after the IPO, the Company receives a Demand Registration pursuant to this Section 4.1(a)(ii) from the Founder Stockholder for the filing of a Form S-3 with respect to Registrable Securities held by the Founder Stockholder having an anticipated gross aggregate offering price of at least $250,000,000, then within 180 days after the date such request is given by the Founder Stockholder, the Company shall file a Form S-3 for the registration under the Securities Act of all Registrable Securities which the Founder Stockholder has requested be registered, subject to and in accordance with the terms, conditions, procedures and limitations contained in this Agreement. The Company shall use its reasonable best efforts to obtain effectiveness of such Form S-3, and the registration of such Registrable Securities under the Securities Act, as promptly as practicable following such filing and to maintain such effectiveness for the lesser of six months or until all the Registrable Securities registered on such Form S-3 have been sold.

(b) Piggyback Sale. If the Company files a Registration Statement pursuant to a Demand Registration in accordance with Section 4.1(a)(i), the Founder Stockholder shall be provided with an opportunity to include for sale in such Registration Statement a number of Registrable Securities equal to the number of Registrable Securities sold by the HOOPP Stockholder. If the Company files a Registration Statement pursuant to a Demand Registration in accordance with Section 4.1(a)(ii), the HOOPP Stockholder shall be provided with an opportunity to include for sale in such Registration Statement a number of Registrable Securities determined as follows: (i) up to the point at which the Founder Stockholder has Transferred in the aggregate, together with any prior Transfers of Class A Common Stock or Founder Common Units, 25% of the Founder Common Units held by the Founder Stockholder as of the date hereof (prior to taking into account any Founder Common Units sold in connection with the IPO), each Principal Stockholder shall be entitled to include the same percentage of Registrable Securities then held by such Principal Stockholder relative to such other Principal Stockholder as of the date of such Demand Registration; and (ii) thereafter, each Principal Stockholder shall be entitled to include a number of Registrable Securities equal to the number of Registrable Securities sold by the other Principal Stockholder.

(c) Demand Limitations; Effectiveness; Withdrawal. The Company shall not be required to file a Registration Statement pursuant to (i) Section 4.1(a) if another Demand Registration has become effective within the six months prior to the date of the Demand Registration; or (ii) Section 4.1(a)(i) if another Demand Registration under Section 4.1(a)(i) has become effective within the eighteen months prior to the date of the Demand Registration. The HOOPP Stockholder is entitled to effect an unlimited number of Demand Registrations pursuant to Section 4.1(a)(i) for so long as the HOOPP Stockholder holds Equity Securities representing at least the HOOPP Ownership Threshold and the Founder Stockholder is entitled to effect unlimited Demand Registrations pursuant to Section 4.1(a)(ii) until the Sunset (as defined in the Certificate of Incorporation). Each Principal Stockholder may terminate a Demand Registration prior to the filing of a Registration Statement relating thereto, or require the Company to withdraw promptly any Registration Statement which has been filed pursuant to Section 4.1(a) but which has not become effective under the Securities Act, and such registration shall not be deemed to be a Demand Registration if such withdrawal is accompanied by notice from such Principal Stockholder that, in the good faith exercise of its reasonable judgment, (A) such withdrawal is warranted based on a change in the business or prospects of the Company or a change in the condition of the United States financial markets, or (B) there has occurred a misstatement or omission in any preliminary prospectus, free writing prospectus, prospectus, offering circular, or amendment or supplement thereto which makes it inadvisable to proceed with the registration.

4.2 Registration Expenses. Except as set forth in the following proviso, in connection with any registration of Registrable Securities hereunder, the Company will pay all of the expenses relating to such registration with respect to the filing of any Registration Statement filed pursuant to Section 4.1(a); provided, however, that each Principal Stockholder participating in the sale of Registrable Securities will each pay its pro rata share of any underwriting discounts, commissions and fees attributable to the sale of its Registrable Securities and any out-of-pocket expenses of the Principal Stockholder (or the agents who manage its accounts) and the fees and disbursements of its counsel.

4.3 Underwriting Requirements and Cutbacks.

(a) With respect to a Demand Registration (i) pursuant to Section 4.1(a)(i) hereof, the HOOPP Stockholder shall have the right to select the investment banker(s) and manager(s) to administer such registration, subject to the approval of the Founder Stockholder, which approval will not be unreasonably withheld, delayed or conditioned or (ii) pursuant to Section 4.1(a)(ii), the Founder Stockholder shall have the right to select the investment banker(s) and manager(s) to administer such registration.

(b) No Principal Stockholder may participate in any underwritten registration hereunder unless the Principal Stockholder (i) agrees to sell the Principal Stockholder’s Registrable Securities on the basis provided in any underwriting arrangements reasonably approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are customary for similarly situated Persons and are reasonably required under the terms of such underwriting arrangements.

(c) If a registration under Section 4.1 hereof is an Underwritten Offering and the Managing Underwriters advise the Company that in their opinion the number of Registrable Securities requested to be registered exceeds the number of Registrable Securities which can be sold in such offering without materially and adversely affecting the marketability of the offering, then the Company will include in such registration only the number of Registrable Securities that in the Managing Underwriters’ opinion can be sold without materially and adversely affecting the marketability of the offering (allocated between the Principal Stockholders in accordance with Section 4.1(b) to the extent applicable).

(d) If a registration under Section 4.1(b) hereof includes an underwritten primary offering and the Managing Underwriters advise the Company that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, the Company will include in such registration only the number of Registrable Securities that in the Managing Underwriters’ opinion can be sold without materially and adversely affecting the marketability of the offering in the following order of priority: (A) first, the Registrable Securities the Company proposes to sell as a primary offering, and (B) second, Registrable Securities owned by the Principal Stockholders that have requested the inclusion of any Registrable Securities in such registration pursuant to Section 4.1 (allocated between the Principal Stockholders in accordance with Section 4.1(b) to the extent applicable).

4.4 Furnish Information. The Principal Stockholders requesting registration of the Registrable Securities in accordance with Section 4.1 shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition by them of such Registrable Securities as is customarily provided by selling securityholders and as the Company or any underwriters in such registration shall reasonably request.

4.5 Delay of Registration. If, in the good faith judgment of internal or external counsel to the Company, any registration of Registrable Securities would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Company, such disclosure is reasonably likely to materially and adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”), (x) the Company may postpone a filing or withdraw a filing of a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right for more than five times or more than 120 days, in each case, in the aggregate in any period of 365 consecutive days and (y) in the case of withdrawal or postponement, if the Valid Business Reason no longer exists or if more than one 120 day period has passed since such withdrawal or postponement, the requesting Principal Stockholder may request a new Demand Registration (which request shall not be counted as an additional Demand Registration for purposes of Section 4.1(a)). The Company shall give notice to any Principal Stockholder when a Valid Business Reason for such postponement or withdrawal no longer exists. No Principal Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.

4.6 Holdback Agreements. Each Principal Stockholder agrees that it will not, without prior written consent of the Managing Underwriter, effect any sale or distribution (including hedging transactions) of Registrable Securities or any securities convertible into or exchangeable or exercisable for Registrable Securities, including a sale pursuant to SEC Rule 144, during such period as reasonably requested by the Managing Underwriter of the offering; provided, however, with respect to any particular registration, such period shall not extend beyond 90 days after the effective date of the Registration Statement relating thereto. Each Principal Stockholder agrees to enter into such form of agreement between it and the Managing Underwriter as the Managing Underwriter shall reasonably request to more fully set forth and to further effect the provisions of this Section 4.6.

ARTICLE V

EFFECTIVENESS AND TERMINATION

5.1 Effectiveness. Upon the closing of the IPO (the “IPO Closing Date”), this Agreement will thereupon be deemed to be effective. However, to the extent the closing of the IPO does not occur, the provisions of this Agreement will be without any force or effect. Promptly following the closing of the IPO, the Company shall, in good faith, update the bracketed amounts set forth in the Master Schedule following the closing of the IPO and deliver such updated Master Schedule to the Initial HOOPP Stockholder and the Initial Founder Stockholder.

5.2 Termination. This Agreement will terminate (i) with respect to the Founder Stockholder, on the date when the Founder Stockholder no longer holds any shares of Common Stock or Founder Common Units, (ii) with respect to the HOOPP Stockholder, on the date when the HOOPP Stockholder no longer holds any shares of Common Stock or HOOPP Class B Preferred Units and (iii) with respect to the Company, on the date that this Agreement is terminated with respect to the Principal Stockholders, in each case, unless earlier terminated upon the mutual written consent of each of the parties hereto.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as will be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. on a business day in the time zone of the receiving party, otherwise, on the next business day.

(a)	If to the Company, to:

Chobani, Inc.

200 Lafayette St., FL #6

New York, New York 10012

Email: Legal@chobani.com

Attention: Chief Legal Officer and General Counsel

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10065

Email: dfriedman@gibsondunn.com

AFabens@gibsondunn.com

Attention: Dennis J. Friedman

    Andrew Fabens

(b)	If to the Founder Stockholder, to:

Hamdi Ulukaya

200 Lafayette St., FL #7

New York, New York 10012

with a copy (not constituting notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10065

Email: dfriedman@gibsondunn.com

AFabens@gibsondunn.com

Attention: Dennis J. Friedman

    Andrew Fabens

and

Scott Vernick

c/o Shepherd Futures LLC

200 Lafayette Street, 7th Floor

New York, NY 10012

Email:         scottlvernick@gmail.com

(c)	If to the HOOPP Stockholder, to:

Healthcare of Ontario Pension Plan Trust Fund

1 York Street, Suite 1900

Toronto, Ontario, Canada, M5J 0B6

Attention: Janice Topp

E-mail: jtopp@hoopp.com

with a copy (not constituting notice) to:

James B Walker

50 Weybourne Crescent

Toronto, Ontario, Canada, M4N 2R5

E-mail: jwalker@hoopp.com

6.2 Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

6.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which, taken together, will be considered one and the same agreement.

6.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

6.5 Further Assurances. Each party hereto will execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

6.6 Governing Law; Equitable Remedies. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

6.7 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 6.1 hereof; provided, however, that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

6.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto (including any amendment providing for additional obligations hereunder of any party hereto), and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

6.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, and any attempted assignment, without such consents, will be null and void; provided, however, that each Principal Stockholder shall be entitled to assign, in whole or in part, to any of its Permitted Transferees without such prior written consent any of its rights or obligations hereunder in connection with and upon a transfer of Common Stock from such Principal Stockholder to such Permitted Transferee.

6.10 Confidentiality.

(a) Except as otherwise provided in this Section 6.10, the Company (but, solely with respect to Confidential Information of the Principal Stockholders) and each Principal Stockholder (i) shall, and shall cause its representatives to, maintain in strictest confidence the terms of this Agreement and any and all information relating to the Company, its Subsidiaries and the other Principal Stockholders, or otherwise not available to the general public, irrespective of the form of the information, including information concerning the properties, employees, finances, businesses and operations of the Company, its Subsidiaries and the other Principal Stockholders and all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by a receiving Principal Stockholder or its representatives that contain, reflect or are based upon, in whole or in part, the information furnished to or acquired by such Principal Stockholder (“Confidential Information”), (ii) shall not disclose, and shall cause its representatives not to disclose, Confidential Information to any Person other than to the other Principal Stockholders and the Company and (iii) shall not use, and shall cause its representatives not to use, Confidential Information other than in connection with the business of the Company.

(b) Notwithstanding Section 6.10(a), any Principal Stockholder may disclose Confidential Information:

(i) to the extent consented to by the Company and, if applicable, the Principal Stockholder(s) to whom such Confidential Information relates;

(ii) for bona fide business purposes on a strict “need to know” basis to its Affiliates, its board of directors (or equivalent governing body), its representatives and its lenders; provided, that in each such case, each such Person agrees to be bound by the terms of this Section 6.10;

(iii) to a Person holding or considering acquiring (whether directly or indirectly) an equity or profits interest in, or equity or debt security of, or all, substantially all or any material portion of the assets of, or merging with, such Principal Stockholder (or any Affiliate thereof);

(iv) to the extent necessary to assert any right or defend any claim arising under this Agreement; and

(v) to the extent (x) such disclosure is required by Law (including pursuant to any listing agreement with, or the rules or regulations of, any national securities exchange or national quotation system on which any securities of such Principal Stockholder are listed or traded) or (y) legally compelled to do so under the terms of a subpoena, order, civil investigative demand or similar process issued by a Governmental Authority; provided, however, that prior to any such disclosure, such Principal Stockholder shall, to the extent legally permissible: (A) promptly notify the Company of the existence, terms and circumstances surrounding such request; (B) consult with the Company regarding the advisability of taking legally available steps to resist or narrow such disclosure; (C) furnish only that portion of the Confidential Information that, in the opinion of independent counsel for such Principal Stockholder, such Principal Stockholder is legally compelled to disclose; and (D) cooperate with the Company (or any other Person having an interest in the Confidential Information) to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(c) Any Principal Stockholder providing Confidential Information to any other Person in accordance with Section 6.10(b) shall be liable to the Company and the other Principal Stockholders for, and shall indemnify, defend and hold harmless the Company and the other Principal Stockholders from and against, any and all losses sustained or incurred by the Company and such other Principal Stockholders arising out of or otherwise resulting from the disclosure of such Confidential Information to such other Person or the disclosure by such other Person of Confidential Information in violation of the applicable confidentiality agreement. For the avoidance of doubt, each Principal Stockholder agrees to be responsible for, and shall indemnify and hold harmless the Company and the other Principal Stockholders from and against all losses arising out of or otherwise resulting from, any breach of this Section 6.10 by such Principal Stockholder’s representatives.

(d) Notwithstanding Section 6.10(b), no Principal Stockholder shall disclose or provide any Confidential Information to any Person if, to the actual knowledge of such Principal Stockholder, such disclosure or provision is prohibited by any agreement between the Company and any Person (including any Principal Stockholder or Affiliate thereof and other than this Agreement).

(e) The provisions of Section 6.10(a) shall not apply to, and Confidential Information shall not include:

(i) any information that is or has become generally available to the public other than as a result of disclosure by the Company or a Principal Stockholder (or any Affiliate or representative thereof) in breach of any of the provisions of this Section 6.10;

(ii) any information that has been independently developed by a Principal Stockholder (or any Affiliate or representative thereof); provided, that it is developed entirely from sources other than Confidential Information and otherwise without violating any of the provisions of this Agreement or any other similar agreement to which such Principal Stockholder (or any Affiliate or representative thereof) is bound; or

(iii) any information made available to a Principal Stockholder (or any Affiliate or representative thereof) on a non-confidential basis by any unaffiliated third-party who is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the Company, another Principal Stockholder (or any Affiliate or representative thereof) or any other Person.

(f) Notwithstanding anything to the contrary, the obligations of the Company and each Principal Stockholder under this Section 6.10 shall survive for five years after the termination of this Agreement.

(g) Notwithstanding anything contained herein to the contrary, this Section 6.10 shall in no way restrict the officers and employees of the Company and its Subsidiaries with respect to their use and disclosure of Confidential Information of the Company and its Subsidiaries in their authorized capacity as representatives of the Company and its Subsidiaries required in connection with the conduct and operation of the business of the Company and its Subsidiaries.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

Chobani Inc.

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

INITIAL PRINCIPAL STOCKHOLDERS:

FHU US Holdings, LLC

By:
Name:
Title:

Healthcare of Ontario Pension Plan Trust Fund

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Stockholders’ Agreement

Exhibit A

OBSERVER ACKNOWLEDGEMENT

This Observer Acknowledgement (this “Acknowledgement”) is made and entered into as of ____________, 2021, by and between __________ (the “Observer”), and Chobani Inc., a Delaware corporation (the “Company”).

In connection with your appointment as a non-voting Observer of the Board of Directors of the Company (the “Board”), upon the terms and subject to the conditions set forth in that certain Stockholders’ Agreement, dated as of [___], 2021 (the “Stockholders’ Agreement”), by and among the Company, Healthcare of Ontario Pension Plan Trust Fund and FHU US Holdings, LLC, you hereby acknowledge and agree to the terms herein. Capitalized terms that are not defined in this Acknowledgement have the meanings given to them in the Stockholders’ Agreement.

1. The Observer agrees to maintain the confidentiality of all Confidential Information and acknowledges and agrees that the disclosure of such information could cause irreparable harm to the Company and its stockholders. Accordingly, the Observer agrees not to use any Confidential Information for any purpose other than in the exercise of his or her rights as a non-voting observer of the Board as provided in this Acknowledgement and the Stockholders’ Agreement. Except as otherwise provided in Section 6.10 of the Stockholders’ Agreement, the Observer agrees to (i) keep all information received confidential and (ii) without the prior written consent of the Company, he or she will not disclose any Confidential Information to any person or entity; provided, that the Observer may, subject to Section 6.10 of the Stockholders’ Agreement, disclose Confidential Information to representatives of the Principal Stockholder who designated the Observer and who have a reasonable need to know such information solely for the purpose of allowing such Principal Stockholder to monitor its investment in the Company.

2. Upon the time that the Observer shall cease to serve as a non-voting observer of the Board no matter the cause, the Observer shall, as promptly as reasonably practicable (but in any case no later than three (3) business days), return to the Company or destroy all Confidential Information and provide a certification to the Company that such materials have been so returned or destroyed, are no longer in his or her possession and no copies have been retained; provided, however, that the Observer may retain records containing Confidential Information to the extent such retention is required to demonstrate compliance with any applicable law, rule, regulation or professional standards or any bona fide document retention policy adopted for purposes of compliance with such laws, rules, regulations and professional standards.

[Signature Page Follows]

IN WITNESS WHEREOF this Acknowledgement has been executed as of the date set forth above.

OBSERVER:

[___________]

Acknowledged and agreed:

CHOBANI INC.

By:
Name:
Title:

Exhibit B

Master Schedule

Item	Amount
Shares of Class A Common Stock held on the IPO Closing Date by the HOOPP Stockholder with respect to the HOOPP Class B Preferred Units	[X]

Shares of Class A Common Stock held on the IPO Closing Date by the HOOPP Stockholder with respect to the HOOPP Preferred Units	[X]

Percentage of shares of Class A Common Stock held by the HOOPP Stockholder on the IPO Closing Date that equals the HOOPP Ownership Threshold	[X]%

Founder Common Units held by the Founder Stockholder as of the date hereof (prior to taking into account any Founder Common Units sold in connection with the IPO)	[X]